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                                                                    Exhibit 17.1

                                 Robert Sussman
                             10211 N.W. 53rd Street
                             Sunrise, Florida 33351


                                August 22, 2000


Board of Directors
First Aid Direct, Inc.
10211 N.W. 53rd Street
Sunrise, Florida 33351


Gentlemen:

         I hereby resign effective immediately as an officer and director of your company.


                                             Very truly yours,



                                             /s/ Robert Sussman
                                             --------------------------------
                                             Robert Sussman